                                                       Registration No. 333-

    As filed with the Securities and Exchange Commission on January 18, 2001

================================================================================





                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                           NOBLE DRILLING CORPORATION
             (Exact name of registrant as specified in its charter)

                DELAWARE                                            73-0374541
      (State or other jurisdiction                     (I.R.S. Employer Identification No.)
    of incorporation or organization)


  13135 SOUTH DAIRY ASHFORD, SUITE 800
           SUGAR LAND, TEXAS                                          77478
(Address of Principal Executive Offices)                           (Zip Code)


                                   ----------

           NOBLE DRILLING CORPORATION 401(k) SAVINGS RESTORATION PLAN
                            (Full title of the Plan)

                                   ----------

          ROBERT D. CAMPBELL                                                              COPY TO:
               PRESIDENT                                                            DAVID L. EMMONS, ESQ.
      NOBLE DRILLING CORPORATION                                                  THOMPSON & KNIGHT L.L.P.
 13135 SOUTH DAIRY ASHFORD, SUITE 800                                                  98 SAN JACINTO
        SUGAR LAND, TEXAS 77478                                                          SUITE 1200
(Name and address of agent for service)                                             AUSTIN, TEXAS  78701
                                                                                       (512) 469-6100
         (281) 276-6100
  (Telephone number, including
area code, of agent for service)

                                           CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------
       Title of                                       Proposed           Proposed Maximum            Amount
      Securities                Amount                 Maximum               Aggregate                 of
         to be                   to be             Offering Price            Offering             Registration
      Registered             Registered(1)          per Share(2)               Price                   Fee
--------------------------------------------------------------------------------------------------------------------
     Common Stock,
    par value $0.10         200,000 shares             $42.18               $8,436,000               $2,109
     per share(3)
--------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, shares issuable upon any stock split, stock dividend or similar transaction with respect to these shares are also being registered hereunder. In addition, pursuant to Rule 416(c) of the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, on the basis of the average of the high and low sales prices of the Common Stock reported on the New York Stock Exchange Composite Tape on January 17, 2001.

(3) The Common Stock being registered includes associated Preferred Stock purchase rights.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*

     * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated by reference in this Registration
Statement:

     (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, and Amendment No. 1 thereto on Form 10-K/A;

     (2) All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 since December 31, 1999; and

     (3) The description of the Registrant's Common Stock and Preferred Stock purchase rights contained in the Registration Statement filed under the Securities and Exchange Act of 1934.

     In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered pursuant to this Registration Statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

     Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

     Not Applicable.

Item 6.  Indemnification of Directors and Officers.

     The Registrant is a Delaware corporation. Under Section 145 of the General Corporation Law of the State of Delaware, the Registrant has the power to indemnify its directors and officers, subject to certain limitations.

     Reference is made to Article VI of the Bylaws of the Registrant, which provides for indemnification of directors and officers of the Registrant under certain circumstances.

     The Registrant has entered into indemnity agreements with the Registrant's directors and bylaw officers intended to provide for indemnification to the fullest extent permitted by law.

     Pursuant to the General Corporation Law of the State of Delaware, the Certificate of Incorporation of the Registrant limits the personal liability of directors of the Registrant to the Registrant or its stockholders for monetary damages for breach of fiduciary duty under certain circumstances.

     The Registrant also maintains insurance to protect itself and its directors, officers, employees and agents against expenses, liabilities and losses incurred by such persons in connection with their service in the foregoing capacities.

     The foregoing summaries are necessarily subject to the complete text of the statute, bylaw, agreement, certificate of incorporation and insurance policy referred to above and are qualified in their entirety by reference thereto.

Item 7.  Exemption from Registration Claimed.

     Not Applicable.

Item 8.  Exhibits.

    5.1  Opinion of Thompson & Knight L.L.P.

   10.1  Noble Drilling Corporation 401(k) Savings Restoration Plan

   23.1 Consent of Thompson & Knight L.L.P. (included in the opinion of Thompson & Knight L.L.P. filed herewith as Exhibit 5.1)

   23.2  Consent of PricewaterhouseCoopers LLP

   24.1 Power of Attorney (included on the signature page of this Registration Statement)

Item 9.  Undertakings.

     (a) The Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sugar Land, State of Texas, on the 18th day of January, 2001.

                                NOBLE DRILLING CORPORATION
                                (Registrant)


                                By:  /s/ Robert D. Campbell
                                     -------------------------------
                                         Robert D. Campbell
                                         President

     KNOW ALL BY THESE PRESENTS, that each of the undersigned directors and officers of Noble Drilling Corporation hereby constitutes and appoints James C. Day and Robert D. Campbell, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                                Title                                               Date
---------                                -----                                               ----

/s/ James C. Day                         Chairman and Chief Executive Officer and            January 18, 2001
-----------------------------------      Director (Principal Executive Officer)
James C. Day


/s/ Robert D. Campbell                   President and Director                              January 18, 2001
-----------------------------------
Robert D. Campbell


/s/ Mark A. Jackson                      Executive Vice President and Chief                  January 18, 2001
-----------------------------------      Financial Officer (Principal Financial and
Mark A. Jackson                          Accounting Officer)


/s/ Michael A. Cawley                    Director                                            January 18, 2001
-----------------------------------
Michael A. Cawley


/s/ Lawrence J. Chazen                   Director                                            January 18, 2001
-----------------------------------
Lawrence J. Chazen

/s/ Tommy C. Craighead                   Director                                            January 18, 2001
-----------------------------------
Tommy C. Craighead


                                         Director                                            January __, 2001
-----------------------------------
James L. Fishel


/s/ Marc E. Leland                       Director                                            January 18, 2001
-----------------------------------
Marc E. Leland


/s/ Jack E. Little                       Director                                            January 18, 2001
-----------------------------------
Jack E. Little


/s/ William A. Sears                     Director                                            January 18, 2001
-----------------------------------
William A. Sears

         The Plan. Pursuant to the requirements of the Securities Act of 1933, the Noble Drilling Corporation Employee Benefits Committee has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sugar Land, State of Texas, on the 18th day of January, 2001.


                                 NOBLE DRILLING CORPORATION 401(k) SAVINGS
                                 RESTORATION PLAN

                                 By:  Noble Drilling Corporation Employee
                                      Benefits Committee



                                 By:  /s/ John P. Boots
                                      -----------------------------------------
                                          John P. Boots
                                          Member of Employee Benefits Committee



                                 By:  /s/ Marsha L. Galvan
                                      -----------------------------------------
                                          Marsha L. Galvan
                                          Member of Employee Benefits Committee



                                 By:  /s/ Michael N. Lamb
                                      -----------------------------------------
                                          Michael N. Lamb
                                          Member of Employee Benefits Committee


                                 By:  /s/ Thomas F. O'Rourke
                                      -----------------------------------------
                                          Thomas F. O'Rourke
                                          Member of Employee Benefits Committee


                                 By:  /s/ Julie J. Robertson
                                      -----------------------------------------
                                          Julie J. Robertson
                                          Member of Employee Benefits Committee

                                INDEX TO EXHIBITS

Exhibit
Number                            Exhibit
-------                           -------
  5.1               Opinion of Thompson & Knight L.L.P.

 10.1               Noble Drilling Corporation 401(k) Savings Restoration
                    Plan

 23.1               Consent of Thompson & Knight L.L.P. (included in Exhibit
                    5.1)

 23.2               Consent of PricewaterhouseCoopers LLP

 24.1 Power of Attorney (included on the signature page of this Registration Statement)